EXHIBIT 10.12

EMPLOYMENT AGREEMENT

This agreement is dated this 1st day of April 2018, between Duos Technologies Group, Inc., a Florida corporation (OTCQB: DUOT), and any of its subsidiaries and affiliates (hereinafter referred to as “Employer”) and Gianni B. Arcaini, hereinafter referred to as “Employee”).

WITNESSETH

1.

Employment

Employer hereby employs Employee and Employee hereby agrees to serve Employer in the initial capacity set forth in Exhibit A attached hereto (as might be modified in the future at Employer’s sole discretion), for the term and upon the conditions hereinafter set forth.  Employee agrees to perform such reasonable executive functions commensurate with this office and such other duties as shall from time to time be assigned to him/her by Employer’s Board of Directors.  Employee shall perform his/her duties faithfully, diligently, competently, and to the best of his ability, acting at all times in the best interest of Employer and to advance Employer’s interests.  Employee shall perform his duties from the locations set forth in Section A.1 (b) of Exhibit A.  Employee shall, at all times , devote his full working time, energy, attention, and good faith efforts to his duties and responsibilities under this Agreement, and shall not seek, accept, or engage in any other employment or business activity during the term hereof, except for activities listed under A.19 of Exhibit A,  Employee’s duties during the term hereof shall specifically include, without limitation, those duties set forth in Section A.1 of Exhibit A attached hereto, to the extent further detailing is deemed necessary or appropriate to describe Employee’s duties with more particularity.

Employer may, from time to time, extend or curtail Employee’s precise services.  Employee will be appointed as an officer of Employer and agrees to serve as a director of Employer.  Furthermore, Employer may nominate Employee for director or officer of any subsidiary of Employer, Employee agrees to stand for election and if elected or appointed, to serve in such a capacity or capacities without additional compensation.  Employer will maintain adequate Directors and Officers liability insurance policy, and Employee shall be an insured under such policy.

In addition to the terms and conditions set forth herein, Employee shall be bound to and comply with the specific Corporate Authorities and Responsibilities set forth in Exhibit “B” attached hereto and made a part hereof, as amended by the Board of Directors of Employer from time to time in its sole discretion.

2.

Term of Employment

The Term of Employee’s employment shall be as set forth in Section A.2 of Exhibit A attached hereto.  Unless terminated in accordance with the provisions hereinafter set forth, or unless either party shall give notice to the other of its intent to terminate at least sixty (60) days prior to the expiration of the applicable term, the term shall be automatically extended for successive additional one-year periods.  If such a notice is given, Employee’s employment hereunder will terminate at the end of term, and Employee shall continue to render his services and shall be paid his regular compensation up to the end of the term.

3.

Compensation

(a)

Base Compensation.  As compensation for the services provided by Employee pursuant to this Agreement, Employer shall pay to Employee compensation as set forth in Section A.3 (a) of Exhibit A attached hereto from the date of commencement of the term hereof (the “Base Compensation”).  The compensation provided for in this Agreement shall be payable in equal semi-monthly installments on or before the fifteenth (15th) and the last day of each month.  All compensation paid to Employee under this Agreement shall be subject to withholding and other applicable taxes.

(b)

Reimbursement for Expenses and Automobile Allowance.  In addition to the Base Compensation payable hereunder, Employer shall pay to Employee an automobile allowance as set forth in Section A.3 (b) of Exhibit A attached hereto, payable on or before the fifth (5th) day of the following month.  Employee shall also be entitled to reimbursement of all reasonable expenditures incurred by Employee in performance of Employee’s duties, upon submission of an itemized account, receipts and other support documentation relating to such expenditures.

(c)

Incentive Compensation.  Employee shall be eligible to participate in Employee Stock Option plan or any other executive incentive compensation plans, established at the sole discretion of the Board of Directors, that provide for the payment of additional compensation contingent on achieving financial goals of Employer.

4.

Participation in Employee Benefit Program

Employee will be entitled to participate on the same basis as other employees in all the employee benefit programs which may be adopted by Employer and in force from time to time, including any hospitalization, medical, health, and accident insurance programs, policies, benefits and life insurance programs as may from time to time be in effect, at the sole discretion of the Board of Directors.

5.

Employer’s Policy and Procedure Manual; Working Hours; Working Facilities

Except as otherwise specifically set forth herein or where applicable only to staff employees by its terms, Employee shall be bound by and subject to the policies, procedures, and guidelines contained in Employer’s Policy and Procedures Manual, as promulgated from time to time, setting forth, among other things, the Employer’s holidays for each year, insurance, disability, sick leave, funeral leave, expense reports and other general matters.  In the event of a conflict between the terms of the Policy and Procedure Manual and the terms of this Agreement, the terms hereof shall control and supersede.

Employee shall have a private office, administrative help, and such other facilities and services as are suitable to his position and appropriate to the performance of his duties.

6.

Non-Disclosure of Information; Competition

(a)

Non-Disclosure; Non-Solicitation of Customers.  Employee acknowledges that the information to which he will have access concerning Employer’s business, customers, clients, assets, designs, specifications, holdings, investments, plan, policies, transactions, techniques, methods, systems and dealings is a valuable, special and unique asset and trade secret of Employer’s business.  Employee covenants and agrees that upon termination of his employment for whatever reason, whether voluntary or involuntary, he will promptly deliver to the Employer all property, Customer or client lists, customer or client leads, information, memoranda, documents, and all other property belonging or relating to Employer or its business, and that he will not, either during the term of his employment by Employer or at any time thereafter, do any act or thing derogatory or harmful to Employer or its business or discuss with or disclose to any person, firm, partnership, association, corporation, or other entity, for any reason or purpose, any matters, trade secrets, or confidential information pertaining to Employer or which were disclosed to him or which came within his knowledge during the course of his employment with Employer, nor shall he make or cause to be made any use of any such matters, trade secrets, or confidential information or directly or indirectly solicit, call upon, divert, take away, or attempt to do so, any clients, employees, or customers of Employer.  In the event of Employee’s breach or threatened breach of any provision of this Paragraph, Employer shall be entitled to a preliminary restraining order and an injunction restraining and enjoining Employee from disclosing or making use of all or any part of the Employer’s trade secrets or confidential information, from rendering any services to any person, firm, corporation, association, or other entity to or with which all or any part of such information has been, or is threatened to be, disclosed or made use of, and/or from directly or indirectly soliciting, calling upon, diverting, taking away, or attempting to do so, any clients, employees, or customers of Employer.  In addition to, or in lieu of the above, the Employer may pursue all other remedies available to the Employer at law or in equity for such break or threatened breach, including recovery of damages from the Employee.

(b)

Competition.  In addition, as part of the consideration hereof, except as specifically set forth hereafter, Employee agrees during the term hereof and for the period set forth in Section A.6 of Exhibit A attached hereto after the termination of his employment, within a radius as set forth in Section A.6 of Exhibit A attached hereto from the place of Employer’s business, or from the place of business of any division or subsidiary of Employer engaged in Employer’s business, not to directly or indirectly, in whole or in part, own, manage, operate, control, be employed by, participate in, be a partner, engage in, sponsor, promote, or be connected in any manner with the ownership, management, operation, or control of any business or entity similar to or competitive with the type of business conducted by Employer or any division or subsidiary of Employer which shall have succeeded to or is engaged in the business of Employer at the time his employment terminates.  In the event of Employee’s actual or threatened breach of this Subparagraph 6 (b).  Employer shall be entitled to a preliminary restraining order and injunction restraining Employee from violating these provisions.  The provision of this Subparagraph 6 (b) shall not apply in the event of termination of Employee’s employment hereunder due to: the material breach of Employer, including failure to pay employee the compensation hereunder; the Employer’s insolvency or bankruptcy; the sale by Employer of substantially all its assets or stock; the liquidation of Employer or the termination of its business; the termination of Employee by Employer without cause; or the non-renewal of this Agreement by Employer after its expiration or the offer by Employer to renew this Agreement on materially different terms adverse to Employee.  The provision of this Subparagraph 6 (b) shall expressly apply, without limitation, if renewal is offered by Employer on at least substantially the same terms as contained herein, but such offer of renewal is declined by Employee.

Nothing in this Paragraph or Agreement shall be construed to prohibit Employee from pursuing any other remedies which may be available to Employer at law or in equity including the recovery of damages from the Employee.  The provision of this Paragraph 6 shall survive the termination of this Agreement and Employee’s employment hereunder.

7.

Advisory and Consultation Services

Upon termination of his employment under this Agreement, upon Employer’s reasonable request, Employee shall advise and consult with Employer as reasonably necessary regarding any projects with respect to which Employee played a material role.  Employee shall make him/herself available for advice and consultation at his place of residence and shall not be required to travel or incur any expenses in performing his duties under this Paragraph.  If Employer requests Employee to render services at a place other than his place of residence and he elects to do so, he shall be reimbursed for any expenses he/she may reasonably incur in rendering such services, including a daily consulting fee based upon the most recent rate of compensation in effect.

8.

Death

If Employee dies during the term of his employment, Employer shall pay the estate of Employee compensation which would otherwise be payable to Employee up to the end of the month in which his death occurs including any unpaid bonuses that are due and payable.  Any unvested restricted stock or options shall immediately vest and be remitted to the estate of the Employee within 60 days of the date of death.

9.

Vacation

Employee shall be entitled to an annual vacation as set forth in Section A.9 of Exhibit A attached hereto, at full Base Compensation, at a time mutually satisfactory to Employer and Employee.

10.

Termination by Employer for Cause

If Employee fails to perform his/her duties hereunder or otherwise materially breaches this Agreement and such failure continues for 90 days after written notice from Employer to Employee, Employer may terminate this Agreement upon thirty (30) days written notice to Employee.  In such event, Employee’s employment and activities under this Agreement shall cease immediately upon notice, however Employee shall be paid his regular Base Compensation through the end of the thirty (30) day period.

Employer shall have the right to terminate Employee immediately for misappropriation of funds, fraud, gross negligence, reckless, wanton or intentional misconduct, or similarly serious misfeasance, upon which termination, Employer’s obligations to Employee with respect to this Agreement shall cease and terminate.  In such event, Employee shall immediately cease employment and activities under this Agreement and shall be paid his regular Compensation up to the date of termination.

11.

Termination by Employee for Cause

In the event Employer fails to keep, observe or perform any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by Employer and such default continues for a period of ninety (90) days after written notice by Employee to Employer, which notice shall include, among other things, a reference to this Paragraph, then Employee, at its sole option, may terminate this Agreement immediately upon the expiration of such ninety (90) day period.

12.

Remedy for Breach or Termination by Employer Without Cause

In the event of a material breach by Employer as set forth above or termination of Employee by Employer without cause, or if Employer becomes insolvent or bankrupt, sells substantially all of its assets or stock or elects to terminate its business or liquidate its assets, Employee shall be entitled to the full amount of severance as described in section A.7 of Exhibit A.  Both parties acknowledge and agree that, because of the nature of the services to be rendered by Employee, the amount of damages in the event of a termination without cause by Employer would be impossible to measure or determine.  Both parties agree that the amount specified in this Paragraph shall be deemed to be liquidated damages, is a fair and reasonable estimate of the compensation payable to Employee, and is not a penalty.

13.

Remedy for Breach or Termination by Employee Without Cause

In the event of a breach by Employee as set forth above, or termination without cause by Employee, Employer shall have the right to exercise all rights and remedies to which it may be entitled, at law or in equity.  Both parties recognize that the services to be performed by Employee are special and unique, and that Employer may suffer damages if Employee breaches the terms and conditions of this Agreement or voluntarily leaves his employment.

14.

Removal of Employee as Director

If Employee is a director of Employer, and Employer terminates this Agreement in accordance with Sections 10 or 13, then the Employee shall cease to be a director as of the date of termination.

15.

Agreement is Personal

This Agreement is a personal Agreement and the rights and interests hereunder (except that of Employer) may not be sold, transferred, assigned, pledged or hypothecated.  This Agreement shall be binding on the heirs, executors, and administrators of Employee and on the successors and assigns of Employer.  During the Employee’s lifetime, the parties hereto, by mutual written agreement, may amend, modify or rescind this Agreement without the consent of any other person.  This Agreement supersedes all employment or service negotiations, understandings or agreements between the parties prior to the date hereof.

16.

Severability of Provisions

If any of the provisions of this Agreement shall be held invalid, the remainder of this Agreement shall not be affected thereby.

17.

Governing Law

This instrument contains the entire agreement between the parties and shall be governed by the laws of the State of Florida.  As part of the mutual consideration for the execution of this Agreement, Employer and Employee agree that all actions or proceedings arising directly or indirectly from this Agreement shall be litigated only in courts having suits within the State of Florida, County of Duval, and Employer and Employee hereby consent to the venue and jurisdiction of any local, state or federal court located within the State of Florida, County of Duval.

18.

Modification; Waiver

No amendment, change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.  Either parties’ waiver of a breach of any provision of this Agreement by the other party hereto shall not operate or be construed as a waiver of any subsequent breach by the waiving party.

19.

Notice

Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent postage prepaid by certified or registered mail, return receipt requested, in the case of Employer and Employee to the addresses set forth in Section A.19 of Exhibit A attached hereto.  Either party may designate a new address by written notice to the other.

20.

Miscellaneous

The use of the singular shall include the use of the plural; where the context so requires and vice versa.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders as the context requires.  Paragraph headings are for convenience and reference only and shall have no effect nor imply any meaning to the language hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement this day and year first above written.

Signed, sealed, and delivered in the presence of:

Witness	“EMPLOYER”

“EMPLOYEE”

EXHIBIT A

A.1(a)	Initial Capacity of Employee: Specific Duties of Employee (without limitation):

Chief Executive Officer and Chairman of the Board of Directors

Responsible for directing the Company’s business and strategic direction, presiding over the C-level team and over the Board of Directors.

A.1(b)	Principal Location:	Jacksonville, Florida.

A.2	Term of Employment: Commencement of Term: Expiration of Term:	April 1, 2018 March 31, 2020

A.3(a)	Base Compensation of Employee:	Annual Salary of $249,260 + 1% of all Gross Proceeds of the Company and its subsidiaries. 50% of Life Insurance for the benefit of parties designated by Employee
A.3(b)	Reimbursement for Expenses and Automobile Allowance:	Auto Allowance: $1,500 per month 3 Employer-sponsored Club Memberships

A.6	Non-Competition Agreement: Time Period after termination of Employment: Radius:	One (1) year. 750 miles.

A.7 A.9	Severance Vacation Time:

36 months compensation as listed under A.3 (a) and (b).  Company will also pay any COBRA fees due to maintain the Employees health insurance for a period of 12 months.

In accordance with Employee Handbook

A.19	Address of Employer:	Duos Technologies Group, Inc. 6622 Southpoint Dr. South, Suite 310 Jacksonville, FL 32216

Address of Employee:

EXHIBIT “B” to

Employment Agreement

Additional Corporate Authorities and Responsibilities

In accordance with the Bylaws of Duos Technologies, Inc.